Exhibit 10.2

TERMS AND CONDITIONS

This AGREEMENT between Home School Inc. (SUBSCRIBER) and Ingram Customer Systems Inc. (“ICS”) entered into on                      (date) will commence on 5/1/07 (date) and remain in effect until canceled by either party as set forth under the terms of cancellation. This AGREEMENT will be governed by the laws of the state of Tennessee and shall be binding on the heirs and successors of both parties.

The ICS content@ingram DATA herein referred to as “DATA” shall at all times remain the property of ICS. The DATA supplied by ICS is copyrighted by ICS. No part of this DATA may be duplicated in hard copy or machine readable form without prior written authorization from ICS, except that SUBSCRIBER is granted a limited, non-exclusive non-transferable license solely to use the DATA in the course of its business as a bookstore or library at the location listed above. This AGREEMENT limits the use of the DATA to such hardware configurations as are necessary to provide the services offered by the Subscriber to its clients or customer and allows the use of the DATA on an Internet web site for on line search and query systems appropriate to encourage the resale of products in the DATA. SUBSCRIBER will have terms and conditions on their internet website that prohibit use of the DATA in accordance with the limitations stated in this AGREEMENT. This license shall not include and expressly prohibits the right to copy (except on a limited basis for sale of a product), distribute, or sell the DATA or portions thereof. Such actions shall immediately terminate this AGREEMENT.

There are no warranties, expressed or implied, of the products or services furnished under this AGREEMENT. ICS disclaims any implied warranty or merchantability or fitness for a particular purpose. ICS also disclaims any claims that the DATA will be compatible for use with any other software.

The DATA is gathered from many sources, so in some instances there may be inconsistencies in prices, book types, abbreviations, publishers, series names or authors. ICS disclaims the completeness or accuracy of the information contained within the DATA.

Each month, new Annotations created for use in Ingram Book Group trade catalogs will also be included. SUBSCRIBERS to monthly updates of Images will receive jacket scans of new titles newly scanned by ICS as a separate file.

ICS shall provide telephone support during normal business hours in order to document errors. At their option, but without obligation to do so, ICS may furnish a new copy of the DATA which incorporates the fix as well as other enhancements. ICS does not guarantee the effectiveness of efforts to fix errors and does not warrant that all errors will be corrected. During the term of this AGREEMENT, ICS agrees to make available to SUBSCRIBER regularly published data updates as indicated above.

ICS will make a reasonable effort to insure the timely delivery of updates. In the event that an update is not available on schedule, ICS will offer SUBSCRIBER a pro-rata credit based on the lapsed time period. This will be Subscriber’s sole recourse for this lapse.

SUBSCRIBER agrees to pay ICS a monthly subscription fee for the DATA updates as selected on the current published price list (see attached). Failure to pay for this monthly service will result in termination of this AGREEMENT and SUBSCRIBER agrees to return the DATA and related materials within 10 days of notification of termination by ICS.

Proprietary Rights

ICS, and SUBSCRIBER acknowledge that ICS has proprietary rights in and retains title to the DATA including update data, and that SUBSCRIBER acquires only license to the DATA as set forth in this AGREEMENT. While this AGREEMENT is in effect and thereafter, the DATA and the information therein and related thereto are the property of and are proprietary to ICS. SUBSCRIBER shall safeguard, preserve, and protect all information relating to the DATA and all parts thereof, from being disclosed, distributed, released or otherwise made available by its agents, employees, customers or other persons who have access to the DATA other than as permitted under this Agreement. This provision will survive this AGREEMENT and shall be in full force or effect for so long as SUBSCRIBER has access, custody, control of the DATA and/or updates, adaptations, or other materials derived from the DATA. SUBSCRIBER acknowledges the trade secret protection afforded to the DATA and will take all necessary steps to insure that its officers, employees, and other authorized persons will not sell, give, lend, disclose, or otherwise make the DATA available to others, except as permitted under this Agreement.

This AGREEMENT continues subsequently with monthly payment of update charges. SUBSCRIBER may cancel this AGREEMENT by providing 30 days written notice of intent to cancel. ICS reserves the right to increase the fee for the DATA update service and must give the SUBSCRIBER 60 days written notice prior to any increase. ICS may cancel this AGREEMENT upon 60 days written notice to the SUBSCRIBER. ICS may modify the format of the DATA with 30 days written notice to the SUBSCRIBER. Upon termination of this Agreement SUBSCRIBER will cease using the Data, remove from any and all sites DATA was provided and destroy the DATA.

BY SIGNING THIS SUBSCRIPTION FORM, THE SUBSCRIBER HEREBY AGREES TO THE FEES AND REQUIREMENTS LISTED ON THIS FORM WITH RESPECT TO THE LICENSE OF THE DATA SPECIFIED.

Signature	/s/ Thomas Morrow	Date	4/11/07
Subscriber

Signature		Date
Ingram Customer Systems Inc